           As filed with the Securities and Exchange Commission
                        on                      , 1996
                           ---------------------

                    Registration Statement No. 333-
                                               -----------
     ------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                      ----------------------------------

                                 FORM S-3

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                      ----------------------------------

                             AFLAC INCORPORATED
      --------------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                 Georgia
      --------------------------------------------------------------
      (State or Other Jurisdiction of Incorporation or Organization)

                                58-1167100
      --------------------------------------------------------------
                   (I.R.S. Employer Identification Number)

      1932 Wynnton Road, Columbus, Georgia 31999       706-323-3431
     ---------------------------------------------------------------
     (Address, Including Zip Code, and Telephone Number, Including
        Area Code, of Registrant's Principal Executive Offices)


                     AFLAC ASSOCIATE STOCK BONUS PLAN
     ---------------------------------------------------------------
                         (Full Title of the Plan)

                           DANIEL P. AMOS
                       Chief Executive Officer
          American Family Life Assurance Company of Columbus
      1932 Wynnton Road, Columbus, Georgia 31999      706-323-3431
     --------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number,
          Including Area Code, of Agent for Service)


     Approximate date of commencement of proposed sale to the public from time to time after the effective date of this Registration Statement, in connection with the AFLAC Associate Stock Bonus Plan described herein.
         -----------------------------------------------------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                 -----

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection
with dividend or interest reinvestment plans, check the following box.   X
                                                                       -----

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

-------     -------------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                               -------   -------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                       ---------

                     CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------
                                Proposed
                                Maximum       Proposed
Title of                        Aggregate     Maximum
Shares            Amount        Offering      Aggregate      Amount of
to be             to be         Price         Offering       Registration
Registered        Registered    Per Share*    Price          Fee
----------------------------------------------------------------------------
Common Stock,     2,000,000      $42.0625   $84,125,000       $25,492.42
$.10 par value     shares
("Common Stock")

*Based on the reported average high and low prices of the Common Stock of AFLAC Incorporated as of November 18, 1996.
----------------------------------------------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     PROSPECTUS DATED -------- --, 1996
                   --------------------------------------


                             AFLAC INCORPORATED
                             1932 Wynnton Road
                           Columbus, Georgia 31999
                         Telephone No. (706) 323-3431


                       AFLAC Associate Stock Bonus Plan

              2,000,000 Shares of Common Stock ($.10 Par Value)


     This Prospectus relates to a maximum of 2,000,000 shares of common stock, $.10 par value per share, of AFLAC Incorporated (the "Company").
Such shares are to be distributed to certain associates, soliciting brokers, sales coordinators and special associates of American Family Life Assurance Company of Columbus ("AFLAC"), a wholly-owned subsidiary of the Company, pursuant to the AFLAC Associate Stock Bonus Plan (the "Bonus Plan"). Such distributions are to be made out of shares held by the trust established under the Bonus Plan (the "Trust"), on the terms and conditions set forth in the Bonus Plan.

     Neither the Company, AFLAC nor the Trust will receive any proceeds from the distribution of shares of Company Common Stock under the Bonus Plan.

     No underwriting discounts or commissions have been or will be paid in connection with the distribution of shares of Company Common Stock under the Bonus Plan. AFLAC will bear all expenses in connection with the registration and distribution of shares under the Bonus Plan.

     The Common Stock of the Company is traded on the New York Stock Exchange, Pacific Stock Exchange and Tokyo Stock Exchange.


            ------------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Prospectus is -------- --, 1996.

     Neither the delivery of this Prospectus nor any distribution of securities hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the distribution of securities described in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

                            Table of Contents
                           -------------------                   Page No.
                                                                ----------
Available Information......................................           3

Information Incorporated by Reference......................           3

Description of the AFLAC Associate
  Stock Bonus Plan.........................................           5

     General Information...................................           5
     Administration........................................           5
     Eligibility and Enrollment............................           6
     Contributions.........................................           7
     Charges Against Participant Accounts..................           8
     Investments...........................................           9
     Participant Accounts..................................           9
     Vesting and Distribution of
       Benefits; Forfeitures...............................          11
     Restrictions on Resale................................          12
     Transferability.......................................          13
     Amendment and Termination.............................          13

Tax Consequences...........................................          14

                            AVAILABLE INFORMATION


     AFLAC Incorporated (the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to securities to be distributed pursuant to the AFLAC Associate Stock Bonus Plan (the "Bonus Plan"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Bonus Plan, reference is hereby made to the Registration Statement, including the exhibits thereto.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files certain reports, proxy statements and other information with the Commission. The Registration Statement and all such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 5th Street, N.W., Room 1024, Washington, DC 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10007. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 5th Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange, and such reports, proxy statements and other information concerning the Company can be inspected at the offices of such exchanges. The Company's Common Stock is also listed on the Tokyo Stock Exchange.



                      INFORMATION INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission hereby are incorporated by reference in this Prospectus:

          a. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

          c. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

          d. The description of the Common Stock contained in a registration statement filed under the Exchange Act, and any amendments or reports filed with the Commission for the purpose of updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities to be distributed pursuant to the Bonus Plan have been distributed or which deregisters all such securities not so distributed, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations Department, AFLAC Incorporated, 1932 Wynnton Road, Columbus, Georgia 31999. Telephone requests may be directed to (800) 235-2667.

               DESCRIPTION OF THE AFLAC ASSOCIATE STOCK BONUS PLAN


GENERAL INFORMATION:

     The Bonus Plan was adopted by AFLAC's Board of Directors on November 20, 1967, effective as of October 1, 1967, and was most recently amended and restated in its entirety on November 10, 1992, effective as of October 1, 1992. The purposes of the Bonus Plan are to provide an incentive to associates, soliciting brokers, sales coordinators and special associates of AFLAC to market AFLAC's specialized insurance policies, and to enable AFLAC to retain experienced sales and supervisory personnel. The Bonus Plan rewards such persons for sales of AFLAC insurance policies, and encourages them to acquire and retain a proprietary interest in the success of AFLAC and the Company.

     The Bonus Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The following summary of the Bonus Plan does not purport to be complete and is subject in all respects to the provisions of the Bonus Plan and the related Trust Agreement.


ADMINISTRATION:

     The Bonus Plan provides that it is to be administered by the Stock Bonus Management Committee designated by AFLAC's Board of Directors. The Stock Bonus Management Committee has complete control over the administration of the Bonus Plan. To the extent permitted by law, the Stock Bonus Management Committee's decisions on all matters within the scope of its authority are final. The following persons currently serve as members of the Stock Bonus Management Committee: E. Stephen Purdom, Executive Vice President, U.S. Operations; Joseph P. Kuechenmeister, Senior Vice President, Director of Marketing; and Michael E. Bartow, Second Vice President, Financial. Members of the Stock Bonus Management Committee are designated, and may be removed, by the AFLAC Board of Directors. The Stock Bonus Management Committee may delegate its administrative duties and responsibilities to such persons as it selects.

     The assets of the Bonus Plan are held by a Trust established under the Bonus Plan. The Trust is administered by three Trustees chosen by AFLAC's Board of Directors. Trustees are chosen for four-year terms, and each is subject to removal by AFLAC's Board of Directors. The Trustees have broad powers in the management of the Trust, including authority to acquire and dispose of stock or other assets. The Trustees receive no compensation for their services as such. The present Trustees are: Paul S. Amos, Chairman of the Board of the Company and AFLAC; Daniel P. Amos, President and Chief Executive Officer of the Company and AFLAC; and Kriss Cloninger, III, Executive Vice President and Chief Financial Officer of the Company and AFLAC.

     Under the Bonus Plan and the Trust, AFLAC has agreed to indemnify the Trustees, the members of the Stock Bonus Management Committee and the AFLAC Board of Directors, and any other party acting with respect to the Bonus

Plan at the request of AFLAC or the Stock Bonus management Committee, fromany liability for their acts, omissions or conduct in such capacities, except to the extent that such liability results from their own willful misconduct or gross negligence.

     Any dispute arising under the Bonus Plan, to the maximum extent permitted by applicable law, is subject to arbitration pursuant to the terms of the Federal Arbitration Act.

     Participants in the Bonus Plan receive quarterly reports of the balances in their accounts if they have account activity during the subject quarter. Upon request, Participants will also be provided with additional copies of this Prospectus, Bonus Plan financial statements, copies of the Bonus Plan and related Trust Agreement and other documents. AFLAC provides all necessary forms, and accounting and other services required to carry out the proper administration of the Bonus Plan. Additional information about the Bonus Plan and its administrators may be obtained from the Stock Bonus Department, 1932 Wynnton Road, Columbus, Georgia 31999. Telephone requests may be directed to 1-800-99-AFLAC.


ELIGIBILITY AND ENROLLMENT:

     Each associate, soliciting broker and sales coordinator is eligible to participate in the Bonus Plan. Under the terms of the Bonus Plan, an associate is defined as any person or entity associated with AFLAC pursuant to an Associate's Contract pertaining to services in the United States, its territories and possessions, and any other location or country designated by AFLAC, who is paid on a commission basis and who is actively performing sales and servicing functions for AFLAC. A soliciting broker is defined as an associate who is also providing services to AFLAC pursuant to a standardized Soliciting Broker Contract, and a sales coordinator is defined as an associate who is also providing services to AFLAC pursuant to a contract as a district, regional or state sales coordinator. Special associates, which are defined in the Bonus Plan to mean persons or entities associated with AFLAC pursuant to a special written agreement who are engaged in the sale of insurance products for AFLAC and are paid on a commission basis, are also eligible to participate in the Bonus Plan, but only if the written agreement between AFLAC and the Special Associate so provides.

     Any individual or entity who was a participant in the Bonus Plan prior to October 1, 1992, the effective date of the Amended and Restated Bonus Plan document, shall continue to be a participant in the Bonus Plan. After October 1, 1992, any associate, soliciting broker, sales coordinator or eligible special associate shall become a participant on the day that he first becomes an associate, soliciting broker, sales coordinator or special associate, unless he notifies AFLAC in writing that he does not which to become a participant. All persons or entities who participate in the Bonus Plan are hereafter referred to as "Participants."

     The Bonus Plan shall not be deemed to constitute a contract between AFLAC and the Participant, or to be consideration, or an inducement, for the association of any Participant with AFLAC. No provision of the Bonus Plan shall be deemed to give any Participant the right to be retained in association with AFLAC, or to interfere with the right of AFLAC to discharge any Participant at any time regardless of the effect which such discharge will have upon him as a Participant. Each Participant, for himself and his heirs, assigns and designated beneficiaries, shall be deemed conclusively by his participation in the Bonus Plan to have agreed to and accepted the terms and conditions of the Bonus Plan. A Participant may terminate his participation in the Bonus Plan at any time by giving written notice to AFLAC.


CONTRIBUTIONS:

     All contributions to the Bonus Plan, if any, are made out of the profits or accumulated profits of AFLAC; provided, however, that the Board of Directors of AFLAC may authorize contributions from other sources. No contributions may be made by any Participant.

     Contributions are generally credited to Participant accounts for certain insurance policies sold by a Participant, and such contributions are based on (i) in the case of policies made effective prior to October 1, 1992, premiums which are scheduled to be received by AFLAC for the first twelve months of coverage after a policy is made effective at AFLAC's home office, and (ii) in the case of policies made effective on or after October 1, 1992, commissionable premiums which are actually collected by AFLAC during the first twelve months of a policy. Contributions are made only with respect to insurance policies designated as "Bonus Policies" by AFLAC. A list of those policies which are designated as Bonus Policies is included in the AFLAC Commission Structure which is distributed periodically to sales coordinators who, in turn, communicate such information to associates and soliciting brokers. Participants may obtain copies of the current list from sales coordinators or the Marketing Department of AFLAC. AFLAC may, at any time and in its sole discretion, change the insurance policies to be designated as Bonus Policies.

     Currently, the amount contributed with respect to Bonus Policies is as follows: (i) for associates and soliciting brokers, 3.5% of the first year premiums scheduled to be received (in the case of Bonus Policies made effective prior to October 1, 1992) or actually received (in the case of Bonus Policies made effective on or after October 1, 1992) on Bonus Policies sold by the Participant; and (ii) for sales coordinators, .7% of the first year premiums scheduled to be received (in the case of Bonus Policies made effective prior to October 1, 1992) or actually received (in the case of Bonus Policies made effective on or after October 1, 1992) on Bonus Policies sold by each Participant who is assigned in writing to the sales coordinator. The Stock Bonus Management Committee may, at any time and in its sole discretion, change the amount to be contributed on behalf of associates, soliciting brokers and sales coordinators. The amount contributed with respect to Bonus Policies sold by special associates is determined in accordance with the written agreement between the Special Associate and AFLAC.

     All contributions to the Bonus Plan are made to the Trust. Contributions are made not later than the last business day of the month (the "Allocation Date") following the month in which the Bonus Policy is made effective at AFLAC's home office (in the case of Bonus Policies made effective prior to October 1, 1992) or in which first-year commissionable premiums are actually collected (in the case of Bonus Policies made effective on or after October 1, 1992).

     AFLAC makes contributions based upon the first-year premiums scheduled to be received on Bonus Policies made effective during the month to which the Allocation Date relates if the effective date of the Bonus Policy is prior to October 1, 1992. Such contributions are treated as advances by AFLAC until AFLAC's actual collection of all such first-year premiums. If the effective date of the Bonus Policy is on or after October 1, 1992, AFLAC makes contributions based upon the first-year premiums actually collected by AFLAC during the month to which the Allocation Date relates.

     AFLAC bears all costs incurred in the operation of the Bonus Plan and the Trust, other than brokerage and other fees directly related to the purchase of shares of Company Common Stock or other permitted investments. Such brokerage and other related fees are charged against the investments prior to allocation to the Participant's accounts.


CHARGES AGAINST PARTICIPANT ACCOUNTS:

     In the event that a Bonus Policy made effective prior to October 1, 1992 lapses or is cancelled before all first-year premiums are collected by AFLAC, AFLAC is entitled to recover from the Trust, and there is charged against the Participant's accounts, an amount equal to the amount previously credited to the Participant for premiums on such Bonus Policy which were not collected by AFLAC. If a lapsed or cancelled Bonus Policy made effective prior to October 1, 1992 is reinstated during the twelve months immediately following the date on which such Policy is first made effective, AFLAC contributes to the Plan and credits to the Participant's accounts an amount equal to the applicable percentage of first-year premiums scheduled to be received during the months which remain from the date of reinstatement of such Policy to the expiration of the initial twelve-month period in order to allow for an offset only for the period of months that such Policy may have actually lapsed during the initial twelve-month period. A Bonus Policy is deemed to have lapsed at the time, and subject to the conditions, set forth in such Policy; provided, however, that, subject to the terms of such Policy, such time and conditions may be changed by AFLAC in its sole discretion.

     In the event that AFLAC, for any reason and acting in its sole discretion, determines to refund all or a part of the first-year premiums collected on a Bonus Policy, it is entitled to recover from the Trust, and there may be charged against the Participant's accounts, an amount equal to the amount previously credited to the Participant with respect to the first-year premiums which were refunded.

     To the extent that any amounts recoverable by AFLAC, as a result of lapsed or cancelled Bonus Policies, refunds on such Policies or otherwise, have been distributed to a Participant and cannot be recovered by a reduction in the amount to be allocated in subsequent periods to a Participant's accounts, then the amount of such distribution creates a liability to AFLAC on the part of the Participant (i) to be charged back as a first lien against future earned commissions on first year or renewal business written by the Participant, or (ii) to be paid to AFLAC on demand of the Participant.

     Further, subject to any applicable legal limitations, AFLAC has the right to charge against any benefits owed to a Participant under the Bonus Plan the amount of certain obligations of such Participant to AFLAC. Under the terms of the Bonus Plan, "obligations" include any indebtedness of the Participant to AFLAC including, but not limited to, any advances (including advances pursuant to the Bonus Plan), loans, unearned commissions or credits made by or from AFLAC to the Participant. In addition, AFLAC will have a lien against Plan assets or benefits which have, or may become, due to such Participant (or his beneficiary) under the Bonus Plan, which lien will be a first lien in favor of AFLAC as to such assets or benefits. The Bonus Plan provides that, in consideration of the right to participate in the Bonus Plan and the benefits paid under such Plan to the Participant and each beneficiary by AFLAC, each Participant and each beneficiary grants and assigns to AFLAC a security interest in all assets, rights and benefits which have, or may become, due to the Participant or beneficiary pursuant to the Bonus Plan.

     In addition, in the event of the insolvency of AFLAC, all assets contributed to the Trust on or after October 1, 1992, including any forfeited amount that is credited to a Participant's account on or after October 1, 1992, and income thereon then held pursuant to the Trust shall be available for satisfaction of the claims of the general creditors of AFLAC in accordance with state and federal laws; provided, however, that any cash and stock dividends on assets contributed to the Trust prior to October 1, 1992 and any contributions that are made as the result of stock splits of shares of Company Common Stock held in the Trust prior to October 1, 1992 shall not be subject to such claims regardless of whether such dividends or contributions occur on or after October 1, 1992. AFLAC shall be considered insolvent if it is either (i) unable to pay its debts as they become due, or
(ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     Except as set forth above, or in the event of a forfeiture or mistaken contribution, no portion of the assets of the Bonus Plan will inure to the benefit of or revert to AFLAC or the Company, and all assets of the Bonus Plan must be held for the exclusive purpose of providing benefits to Participants and their beneficiaries.


INVESTMENTS:

     It is the express intent of the Bonus Plan, and the Trust established thereunder, that contributions be invested in Company Common Stock, and all funds in the Trust are currently so invested. The Trust Agreement provides that, if shares of Company Common Stock are not available or cannot be purchased under applicable law, the assets of the Trust may be invested in cash or cash equivalents. The Trustees direct the Trust to acquire the Company's Common Stock through purchases either in the public trading market or from the treasury.


PARTICIPANT ACCOUNTS:

     Under the Bonus Plan, an individual fund account and an individual shares account are maintained for each Participant. Contributions to which no Participant is initially entitled and forfeitures and other amounts recoverable by AFLAC are designated as unallocated funds and unallocated shares.

     AFLAC contributions are credited to each Participant's fund account as of the Allocation Date, and the balance in the fund account is then reduced (to as close to zero as possible) to reflect the allocation of shares of Company Common Stock to the Participant's shares account. AFLAC generally makes contributions to the Trust, and the Trust generally purchases shares of Company Common Stock, either in the open market or from the treasury, several times each month. For purposes of adjusting the accounts as of the Allocation Date, the cost of shares of Company Common Stock to be charged against each Participant's fund account is deemed to be the weighted average purchase price (including any brokerage and other fees directly related thereto) of all shares of Company Common Stock purchased for the reporting month to which the Allocation Date relates. Shares of Company Common Stock held as unallocated shares (as a result of forfeitures or for any other reason) which are transferred to Participant share accounts are deemed to have been purchased at a price equal to (i) the closing market price on the last business day of the reporting month to which such forfeiture relates in the case of shares of Company Common Stock which were held as unallocated shares as a result of forfeiture, (ii) the closing market price on the date of surrender in the case of shares of Company Common Stock surrendered as the result of obligations owed to AFLAC or as the result of the distribution of cash in lieu of fractional shares, and (iii) the weighted average purchase price (including brokerage and other fees directly related thereto) of all shares of Company Common Stock purchased for the reporting month to which the event relates in the case of shares of Company Common Stock which were held as unallocated shares as a result of any other event.

     In the discretion of AFLAC, all cash and Company Common Stock held as unallocated funds and unallocated shares will revert back to AFLAC, and become the sole property of AFLAC, subject only to AFLAC's obligation to recontribute amounts to the Bonus Plan upon a Participant's reassociation with AFLAC. Alternatively, AFLAC may (i) offset all or a part of the unallocated funds and unallocated shares against its contribution obligations under the Bonus Plan, or (ii) request that the Bonus Plan purchase shares of Company Common Stock held as unallocated shares; for purposes of (i) or (ii), the shares of Company Common Stock held as unallocated shares are valued at a price equal to (i) the closing market price on the last business day of the reporting month to which the forfeiture relates in the case of shares of Company Common Stock which were held as unallocated shares as a result of forfeiture, (ii) the closing market price on the date of surrender in the case of shares of Company Common Stock surrendered as the result of obligations owed to AFLAC or as the result of the distribution of cash in lieu of fractional shares, and
(iii) the weighted average purchase price (including brokerage and other fees directly related thereto) of all shares of Company Common Stock purchased for the reporting month to which the event relates in the case of shares of Company Common Stock which were held as unallocated shares as a result of any other event.

     Cash and stock dividends on Company Common Stock held in share accounts are allocated to such share accounts or the corresponding fund accounts. Cash and stock dividends on Company Common Stock held as unallocated shares are designated as unallocated funds or unallocated shares, respectively.

VESTING AND DISTRIBUTION OF BENEFITS; FORFEITURES:

     Set forth below is a description of the provisions of the Bonus Plan relating to vesting, distribution and forfeiture of benefits for associates, soliciting brokers and sales associates. Special associates are also subject to these provisions unless the written agreement between AFLAC and the special associate provides otherwise.

     A Participant's interest in the Bonus Plan will vest to the extent of 25 percent after five years of credited service with AFLAC, and 100 percent after ten years of credited service. A Participant's interest will vest 100 percent at death, retirement at age 65 or over, or total and permanent disability while still in service with AFLAC. The Participant will be credited with any amounts related to Bonus Policies prior to the end of the calendar month in which the termination date occurs, and his accounts will be reduced to reflect amounts recoverable by AFLAC with respect to lapsed or cancelled policies and refunded premiums up to the last business day of the calendar month in which the termination occurred. Vesting may also be accelerated at the discretion of AFLAC.

     In the event that a Participant's association with AFLAC is terminated for cause in accordance with the terms and provisions of the written contract or agreement between such Participant and AFLAC, the Participant is entitled to receive all amounts which vested prior to the date of termination, but neither the Participant nor his beneficiary (nor any person claiming on behalf of such Participant or beneficiary) is entitled to receive any other distribution or benefits under the Bonus Plan.

     Service credited for purposes of vesting includes all periods for which a Participant is actively performing services for AFLAC pursuant to a written contract as an associate, soliciting broker, sales associate or special associate, subject to certain special rules and exceptions. Length of service for purposes of vesting is determined by the time elapsed from commencement of service to severance from service, as determined under the Bonus Plan, in years and fractions based on the number of days with 365 days constituting a full year. If a Participant has a break in service, the period of service before the break is credited as service for purposes of vesting.

     A Participant forfeits the portion of his accounts which is not vested upon termination of his association with AFLAC. However, if a Participant has a break in service of less than one year, then on the first Allocation Date occurring after the break, the Participant's individual fund account will be credited with the cash and the market value of the shares of Company Common Stock held in the Participant's accounts on the last business day of the month following the month in which the Participant's termination of association previously occurred.

     On the day on which a Participant completes five years of service, he becomes vested in 25% of the balance of his shares account. The vested amount of whole shares of Company Common Stock (which includes amounts allocated to his shares account for the third month of the calendar quarter in which the Participant vests) is distributed to the Participant within 45 days after the end of such calendar quarter, but no further distributions will be made until the Participant becomes 100% vested, through years of service or otherwise. On the day on which a Participant completes ten years of service, he becomes vested in 100% of the balances of his accounts. The vested amount of whole shares of Company Common Stock (which includes amounts allocated to his shares account for the third month of the calendar quarter in which the Participant vests) is distributed to the Participant within 45 days after the end of such calendar quarter. The Participant shall thereafter be 100% vested at all times in the balances of his accounts and, within 45 days after the end of each calendar year until the Participant terminates his association with AFLAC, the Bonus Plan will distribute to the Participant the balance of the Participant's shares account as of the end of such year (including amounts allocated to the account for the twelfth month of the calendar year). Final distribution of balances of the Participant's accounts will be made within 45 days after the end of the calendar quarter in which such termination occurs.

     If a Participant becomes 100% vested upon termination at age 65 or later, or as a result of death or total and permanent disability, the vested amounts are distributed to the Participant or his beneficiary within 45 days after the end of the calendar quarter in which the date of termination occurs. If the Participant is a corporation, partnership or other legal entity, the Stock Bonus Management Committee shall determine rights to distribution under these circumstances.

     If the distribution is a final distribution, the Participant or his beneficiary will generally receive all whole shares of Company Common Stock credited to the participant's shares account, cash in lieu of any fractional shares of stock held in such account and the cash held in the Participant's fund account. If the distribution is not a final distribution, the Participant will receive only the whole shares of Company Common Stock credited to his individual shares account. The Stock Bonus Management Committee has absolute discretion to determine the form of distribution under the Bonus Plan to a Participant or beneficiary who is at the time of distribution an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act of 1933 ("1933 Act"), as amended. Shares of Company Common Stock acquired by affiliates will be subject to certain restrictions on resale. See "Restrictions on Resale" below.

     Benefits under the Bonus Plan may, to the extent permitted by law, be applied to satisfy a Participant's obligations to AFLAC, before any benefits are distributed directly to such Participant, in which case the Trust pays such amounts directly to AFLAC. See "Additional Charges Against Participant Accounts."

     Participants become entitled to exercise rights as stockholders of the Company upon distribution to them of shares of Company Common Stock to which they have vested rights under the Bonus Plan. Under its listing agreement with the New York Stock Exchange, the Company has agreed that the shares of Company Common Stock held by the Trust shall be voted by the Trustees of the Trust, at all stockholders' meetings, in favor of or against proposals made to stockholders in proportion to the vote of other holders of the Company's Common Stock.


RESTRICTIONS ON RESALE:

     Shares of Company Common Stock received upon distribution of Participant accounts may, in general, be resold to the public without registration or other restriction under the 1933 Act, if at the time of resale the Participant (or his beneficiary) is not an "affiliate" of the

Company within the meaning of the 1933 Act. Such shares may not, however, be resold to the public by an "affiliate" without registration under the 1933 Act, except in compliance with the applicable requirements of Rule 144 under the 1933 Act, or pursuant to any other applicable exemption. An "affiliate" is a person who directly or indirectly controls, or is controlled by, or is under common control with, the Company. Generally, Rule 144 requires that (i) there be available adequate current public information about the issuer (which requirement is satisfied by the filing of reports under the Securities Exchange Act of 1934); (ii) the amount of all issued securities sold by the affiliate during any three-month period may not exceed the greater of one percent of the outstanding shares or the average weekly reported volume of trading in such securities on all national securities exchanges during the four calendar weeks preceding the filing of the required notice of proposed sale; and (iii) all securities be sold in "brokers' transactions" (as defined in Rule 144).


TRANSFERABILITY:

     The Bonus Plan provides that, except as provided therein or as otherwise required by law, a Participant cannot assign or transfer his interest in the Bonus Plan. Furthermore, a Participant's interest in the Bonus Plan is not liable for or subject to his debts, contracts, liabilities, engagements or torts other than obligations owed to AFLAC or to the AFLAC Federal Credit Union (if the Participant secures a loan therefrom with a pledge of his benefits).


AMENDMENT AND TERMINATION:

     AFLAC expects the Bonus Plan to be continued indefinitely. However, AFLAC has the right at any time to reduce or discontinue permanently its contributions to the Bonus Plan or to amend or terminate the Bonus Plan by action of its Board of Directors without the consent of the Trustees or Participants. Nevertheless, unless necessary to meet the requirements of any state or federal law or regulation, no modification or termination of the Bonus Plan may (i) cause or permit any part of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants in the Bonus Plan or their beneficiaries (subject to the events described in "Charges Against Participant Accounts" above), (ii) have the effect of revesting in or causing to inure to the benefit of AFLAC any portion of the Trust (subject to the events described in "Charges Against Participant Accounts" and "Participant Accounts" above), or (iii) operate to deprive any Participant or beneficiary of any vested right.

     Upon termination of the Bonus Plan, AFLAC will deliver a written notice of termination of the Plan to the Trustees and will direct the Trustees, as soon as practicable, to bring the balance of all accounts up to date after allowing for amounts necessary and proper to pay the expenses of the distribution and other expenses and liquidation costs of the Bonus Plan and Trust. Upon completion of such accounting, the Trustees shall disburse to each Participant or beneficiary, as the case may be, the full amount then standing to his credit in his fund account and the full number of shares in his share account.

                             TAX CONSEQUENCES


     The Bonus Plan is not eligible for treatment as a "qualified" employee pension, profit sharing or stock bonus plan under section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), because the Bonus Plan covers agents who are independent contractors.

     Under section 83 of the Code and the Treasury regulations thereunder, the value of the Company Common Stock is includible in the gross income of a Participant when his ownership interest in such Stock becomes substantially vested. Shares of Company Common Stock received by a Participant will have a tax basis in his hands for computing future gain or loss equal to the amount includible in his gross income attributable to such shares. Under sections 404(d) and/or 83(h) of the Code and the Treasury regulations thereunder, AFLAC generally receives deductions with respect to the Company Common Stock at the time it is includible in the gross income of a Participant.

     Different rules may apply in the case of any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

     The above is a summary only, and reference is made to the Code and regulations thereunder, for a complete statement of the relevant provisions. Each Participant is urged to consult his or her own tax advisor regarding the consequences under federal, state, local, and other law of participation in the Bonus Plan.

            PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with distribution of the securities being registered, are as follows:

          SEC registration fee .......................  $  25,492.42
          Legal fees and expenses.....................      7,500.00
          Accounting fees and expenses................      5,500.00
          Miscellaneous...............................     15,000.00
                                                         -----------
               Total                                    $  53,492.42


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Georgia Business Corporation Code provides that, under certain circumstances, directors, officers, employees and agents of a Georgia corporation may be indemnified against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with settling, or otherwise disposing of, suits or threatened suits to which they are a party or threatened to be named a party by reason of acting in any of such capacities if such person acted in a manner such person believed in good faith to be in, or not opposed to, the best interests of the corporation. The By-Laws of the Company provide for indemnification of officers and directors to the fullest extent permitted by such Georgia law. The Company's Articles of Incorporation also limit the potential personal monetary liability of the members of the Company's Board of Directors to the Company or its stockholders for certain breaches of their duty of care or other duties as a director.

     The Company maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of the Company and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of the Company and its majority-owned subsidiaries in those instances where the Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.  EXHIBITS

     The following exhibits are filed with this registration statement:

  Exhibit No.
 (per Exhibit
   Table in
  Item 601 of
Regulation S-K)                   Description of Exhibit
---------------               -------------------------------
       5.1                    Opinion of Joey M. Loudermilk, Esq.


      15                      Letter of KPMG Peat Marwick LLP
                              Re:  Unaudited Interim Financial Information


      23.1                    Consent of Joey M. Loudermilk, Esq.
                              (included in Exhibit 5.1)


      23.2                    Consent of KPMG Peat Marwick LLP


      99                      AFLAC Associate Stock Bonus Plan and
                              Related Trust Agreement


Item 17.  UNDERTAKINGS

     a.  RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT REPORTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. REQUEST FOR ACCELERATION OF THE EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on November 21, 1996.


                                    AFLAC INCORPORATED



Dated:    November 21, 1996       By:   /s/ Daniel P. Amos
       ---------------------          -------------------------------------
                                      Daniel P. Amos
                                      Chief Executive Officer



Dated:    November 21, 1996        By:   /s/ Kriss Cloninger, III
       ---------------------           ------------------------------------
                                       Kriss Cloninger, III
                                       Executive Vice-President,
                                       Chief Financial Officer and Treasurer



Dated:    November 21, 1996         By:   /s/ Norman P. Foster
       ---------------------            ------------------------------------
                                        Norman P. Foster
                                        Executive Vice-President,
                                        Corporate Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                        Title                      Date
  -------------                    ---------                  --------

/s/ Paul S. Amos
--------------------------      Chairman of the Board    November 21, 1996
Paul S. Amos


/s/ Daniel P. Amos
--------------------------      Vice Chairman of         November 21, 1996
Daniel P. Amos                    the Board


/s/ John Shelby Amos, II
--------------------------      Director                 November 21, 1996
John Shelby Amos, II


/s/ Michael H. Armacost
--------------------------      Director                 November 21, 1996
Michael H. Armacost


/s/ M. Delmar Edwards, M.D.
--------------------------      Director                 November 21, 1996
M. Delmar Edwards, M.D.


/s/ George W. Ford, Jr.
--------------------------      Director                 November 21, 1996
George W. Ford, Jr.


/s/ Joe Frank Harris
--------------------------      Director                 November 21, 1996
Joe Frank Harris


/s/ Elizabeth J. Hudson
--------------------------      Director                 November 21, 1996
Elizabeth J. Hudson


/s/ Kenneth S. Janke, Sr.
--------------------------      Director                 November 21, 1996
Kenneth S. Janke, Sr.


/s/ Charles B. Knapp, Ph.D.
--------------------------      Director                 November 21, 1996
Charles B. Knapp, Ph.D.

/s/ Hisao Kobayashi
--------------------------      Director                 November 21, 1996
Hisao Kobayashi


/s/ Yoshiki Otake
--------------------------      Director                 November 21, 1996
Yoshiki Otake


/s/ E. Stephen Purdom
--------------------------      Director                 November 21, 1996
E. Stephen Purdom


/s/ Barbara K. Rimer
--------------------------      Director                 November 21, 1996
Barbara K. Rimer


/s/ Henry C. Schwob
--------------------------      Director                 November 21, 1996
Henry C. Schwob


/s/ J. Kyle Spencer
--------------------------      Director                 November 21, 1996
J. Kyle Spencer


/s/ Glenn Vaughn, Jr.
--------------------------      Director                 November 21, 1996
Glenn Vaughn, Jr.

                              EXHIBIT INDEX
                              -------------


NUMBER                     DESCRIPTION
------                  -----------------

  5.1              Opinion of Joey M. Loudermilk, Esq.


 15                Letter of KPMG Peat Marwick LLP
                   Re:  Unaudited Interim Financial Information


 23.1              Consent of Joey M. Loudermilk, Esq.
                   (included in Exhibit 5.1)


 23.2              Consent of KPMG Peat Marwick LLP


 99                AFLAC Associate Stock Bonus Plan and
                   Related Trust Agreement